EXHIBIT 24.1

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. (the “Company”) hereby constitute and appoint Joseph E. Miller and Howard S. Hirsch, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about September 21, 2015, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of September 18, 2015, by the following persons in the capacities indicated below.

Name	Title	Date

/s/ Kevin A. Shields	Chief Executive Officer and Director	September 18, 2015
Kevin A. Shields	(Principal Executive Officer)

/s/ Joseph E. Miller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 18, 2015
Joseph E. Miller

/s/ Gregory M. Cazel	Independent Director	September 18, 2015
Gregory M. Cazel

/s/ Timothy J. Rohner	Independent Director	September 18, 2015
Timothy J. Rohner